Filed pursuant to Rule 433
Registration Nos. 333-130656
and 333-130656-04

Free Writing Prospectus
Dated September 12, 2007

*NEW ISSUE* $750mm CNH Equipment Trust 2007-B
LEADS: Barclays Capital / ABN
Co-Managers: BOA/BNP/CITI/DB

Cls	$Amt-mm	M/S&P/F		WAL	WINDOW	Spread	Coupon	Yield	Dollar
A-1	122.000	P-1/A-/F1+	1+	0.30	7	IntL+15	5.81638	5.81638	100

A-2A	181.000	Aaa/AAA/AAA		1.00	14	EDSF+55	5.46	5.529	99.99399

A-2B	80.000	Aaa/AAA/AAA		1.00	14	1mL+50	N/A	N/A	100

A-3A	76.000	Aaa/AAA/AAA		2.10	14	IntS+75	5.40	5.465	99.99263

A-3B	99.000	Aaa/AAA/AAA		2.10	14	1mL+60	N/A	N/A	100

A-4	173.250	Aaa/AAA/AAA		3.40	14	1mL+70	N/A	N/A	100

B	18.750	A3/A/A		3.82	1	IntS+175	6.38	6.471	99.98177

SETTLEMENT:  September 20, 2007
ERISA Eligible

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you  the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.